Exhibit 99.1

FOR RELEASE ON TUESDAY, JULY 5, 2005, 8:05A.M. PACIFIC

Contact for Concerto Software Inc.:	Contacts for Aspect Communications Corporation:
Name: Candace Berman Phone: (305) 205-0815	Media: Lakshmi Bakshi Phone: (408) 325-2623
Investors: Jim Reagan Phone: (408) 325-2371

CONCERTO SOFTWARE AND ASPECT COMMUNICATIONS
TO COMBINE

$1.0 Billion Transaction Creates Largest Company Solely Focused on Contact Center Products and
Services

WESTFORD, Mass. and SAN JOSE, Calif. - July 5, 2005 - Concerto Software Inc. and Aspect Communications Corporation (NASDAQ: ASPT) today announced a definitive agreement to combine the companies.

Under the agreement, Aspect shareholders will receive $11.60 in cash for each share of common stock, which represents an approximate 15% premium to the average closing price over the last 30 trading days. The holder of Aspect Series B Preferred Stock will receive an equivalent amount of cash per share on an as-converted basis. Based on the number of shares of Aspect common stock, common stock options and Series B Preferred Stock outstanding on July 4, 2005, the transaction is valued at approximately $1.0 billion.

The transaction will form the largest company solely focused on contact center products and services. The merger combines Concerto’s leadership in predictive dialing and unified contact center systems with Aspect’s leadership in contact center workforce management applications and performance analytics. In addition, led by the companies’

innovative traditional voice and voice-over-Internet-protocol (VoIP) automatic call distributors (ACD), the new company will be able to offer a rich product portfolio that includes multi-channel routing, self-service interactive voice response (IVR), Internet contact and virtual contact center capabilities, reporting, monitoring and recording. This portfolio will present customers with both a unified and tightly integrated approach for executing on their customer service, sales and collections strategies.

“With greater resources and scale, we will offer customers a more robust product suite, an expanded services and support infrastructure, and increased investment in research and development — making the new company uniquely positioned to be the contact center solutions provider of choice,” said James D. Foy, Concerto’s president and CEO. “Concerto has a proven track record of integrating people and products following acquisitions. Given the customer-centric philosophy that Concerto and Aspect share, we anticipate a rapid, successful transition.”

“The merger with Concerto is an exciting opportunity to create a new standard of excellence in customer interaction. The contact center market is evolving with the advent of new technologies, like voice over IP, and growing customer demand for reduced complexity and increased capabilities. Together, we will focus on continuing to support our customers today and bringing converged solutions to them as their business needs dictate,” said Gary E. Barnett, Aspect’s president and CEO. “We are pleased with this outcome. I and other members of the Aspect executive team look forward to being a part of the combined company.”

The transaction has been approved by Aspect’s board of directors and is anticipated to close as early as September 2005, subject to customary conditions, including regulatory approvals and approval by Aspect shareholders. Upon closing, Aspect will no longer be publicly traded. The new company will be privately held by Concerto’s investors, Golden Gate Capital, Oak Investment Partners and management. The chief executive officer and president of the combined company will be James D. Foy.

Morgan Stanley & Co. Incorporated advised Aspect in the transaction and provided a fairness opinion to Aspect’s board of directors in connection with the transaction.

Aspect’s Second Quarter Preliminary Results

Aspect noted that based on current preliminary information, revenue for the second quarter ending June 30, 2005, is estimated to be between $85 million and $86 million. Operating income for the quarter is estimated to be $7.5 million to $8.5 million and earnings per share for the second quarter is expected to be in the range of $0.06 to $0.07. This compares to the company’s prior expectations of revenue to be between $90 million and $92 million, operating income of $10 million to $11 million, and earnings per share in the range $0.08 to $0.10 as set forth in the company’s press release dated April 19, 2005. The expected second quarter operating income and earnings per share include approximately $4 million in restructuring charges related to office space consolidation.

Conference Call

Aspect will host a conference call and webcast this morning, July 5, 2005, at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time). Numbers for accessing the call are (US) 800-540-0559 and (International) 785-832-1523. The call ID is “Aspect.” A listen-only live audio stream of the call will be available on the Investor Relations page of Aspect’s Web site at www.aspect.com.

A replay of the conference call will be accessible from July 6, 2005, at 8:00 a.m. Eastern Time through July 12, 2005, at 11:59 p.m. Eastern Time by dialing (US) 800-839-1232 or (International) 402-220-0460. The webcast and call replay may be accessed from Aspect’s home page at www.aspect.com.

About Concerto

Concerto Software, the founder of the contact center industry, is 100 percent focused on providing proven, innovative products and services that enable key business processes including customer service, collections, and sales and telemarketing for in-house and outsourced contact centers. Each day, companies around the globe conduct more than 50 million customer interactions using Concerto’s flexible, reliable solutions for automatic call distribution (ACD), predictive dialing, workforce management, analytics, interactive voice response (IVR) and multi-channel contact. Headquartered in Westford, Mass., Concerto Software has operations across the Americas, Europe and Asia Pacific. For more information, visit www.concerto.com.

About Aspect

Aspect is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on two decades of expertise. Aspect is headquartered in San Jose, Calif., with offices in countries around the world. For more information, visit www.aspect.com.

Statements contained in this press release regarding the consummation and potential timing and benefits of the pending acquisition, and Aspect’s expected second quarter total revenue, operating income and earnings per share are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: failure to satisfy any of the conditions to complete the acquisition, including the obtaining of Aspect shareholder approval of the transaction and obtaining of regulatory approvals; the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; the loss of support customers or if one or more support contracts is delayed, reduced or cancelled; fluctuations in North American and International business levels and/or economic conditions, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2004, and Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission. These filings can be found on Aspect’s Web site at www.aspect.com and the SEC’s Web site at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

Aspect will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASPECT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Aspect seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Aspect with the SEC at the SEC’s Web site at www.sec.gov. In addition to the proxy statement, Aspect files annual, quarterly, and special reports, proxy statement and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Aspect free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and directly from Aspect by directing a request to Aspect Investor Relations at 408-325-2200.

Aspect’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Aspect shareholders in connection with the proposed transaction. Information about Aspect’s directors and officers can be found in Aspect’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

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Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.